As filed with the Securities and Exchange Commission on January 6, 2014

Registration No. 333-192449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________________

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

CINEDIGM CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	22-3720962 (I.R.S. Employer Identification No.)

902 Broadway, 9th Floor
New York, NY 10010
(212) 206-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________________

CHRISTOPHER J. MCGURK
Chief Executive Officer
Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010
(212) 206-8600

(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

JONATHAN K. COOPERMAN, ESQ.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
(212) 808-7800
 ______________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐

______________________________________________

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

.
Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, Registration No. 333-192449 filed by Cinedigm Corp. (the “Form S-3”) is filed solely to amend Item 16 of Part II of the Form S-3 and to attach Exhibit 23.3, Consent of EKSH LLLP, to the Form S-3. This Amendment does not modify or update the Form S-3 in any other way.

Item 16. Exhibits

The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number		Description of Document
4.1	--	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*
10.1	--
Securities Purchase Agreement, dated October 17, 2013, among Cinedigm Corp. and the Investors party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*

10.2	--
Common Stock Purchase Agreement, dated October 17, 2013, among Cinedigm Corp. and the Investor party thereto (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*

5.1	--	Opinion of Kelley Drye & Warren LLP.*
23.1	--	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
23.2	--	Consent of EisnerAmper LLP.*
23.3	--	Consent of EKSH LLLP.
24.1	--	Powers of Attorney (included on signature page).*

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 6, 2014.

CINEDIGM CORP.
By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Christopher J. McGurk	Chief Executive Officer and Chairman	January 6, 2014
Christopher J. McGurk	of the Board of Directors (Principal Executive Officer)

/s/ Adam M. Mizel	Chief Operating Officer, Chief Financial Officer and	January 6, 2014
Adam M. Mizel	Director (Principal Financial Officer)

/s/ Gary S. Loffredo	President of Digital Cinema, General Counsel,	January 6, 2014
Gary S. Loffredo	Secretary and Director

/s/ John B. Brownson	Senior Vice President - Accounting and Finance	January 6, 2014
John B. Brownson	(Principal Accounting Officer)

*	Director	January 6, 2014
Peter C. Brown

*	Director	January 6, 2014
Wayne L. Clevenger

*	Director	January 6, 2014
Matthew W. Finlay

*	Director	January 6, 2014
Martin B. O’Connor II

Director
Laura Nisonger Sims

* By: /s/ Gary S. Loffredo
Gary S. Loffredo
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description of Document
4.1	--	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*
10.1	--
Securities Purchase Agreement, dated October 17, 2013, among Cinedigm Corp. and the Investors party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*

10.2	--
Common Stock Purchase Agreement, dated October 17, 2013, among Cinedigm Corp. and the Investor party thereto (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed on October 23, 2013 (File No. 001-31810)).*

5.1	--	Opinion of Kelley Drye & Warren LLP.*
23.1	--	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
23.2	--	Consent of EisnerAmper LLP. *
23.3	--	Consent of EKSH LLLP.
24.1	--	Powers of Attorney (included on signature page).*

*Previously filed.

3